As filed with the Securities and Exchange Commission on September 26, 2003
                              Securities Act Registration No.___________________
--------------------------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              NORTHWEST GOLD, INC.
             (Exact name of registrant as specified in its charter)

            Wyoming                                             81-0384984
--------------------------------                                ----------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)


                             590 West Central Avenue
                                     Suite E
                                 Brea, CA 92821
                                 --------------
               (Address of principal executive offices & Zip Code)

                    Retainer Agreement with Ari Markow. Esq.
                    ----------------------------------------
                            (Full Title of the Plan)

                                                     Copies to:
Jim LaVoie, President                                Andrew I. Telsey, Esquire
Northwest Gold, Inc.                                 Andrew I. Telsey, P.C.
590 West Central Avenue                              12835 East Arapahoe Road
Suite E                                              Tower I, Penthouse
Brea, CA 92821                                       Englewood, Colorado 80112
--------------                                       (303) 768-9221
(Name & address of agent for service)


                                  714-671-1854
                                  ------------
          (Telephone number, including area code, of agent for service)

                        (CALCULATION OF REGISTRATION FEE)
--------------------------------------------------------------------------------
                                          Proposed    Proposed
                              Amount      maximum      maximum      Amount of
Title of securities            to be      offering    aggregate    registration
  to be registered           registered    price per   offering         fee
                                            Share       Price
--------------------------------------------------------------------------------
Common Stock,                 400,000      $0.41 *    $164,000        $13.27
no par value per share.....    shares
--------------------------------------------------------------------------------

*Estimated for calculation of registration fee only, pursuant to Rule 457(h)(1), calculated on the basis of the of the average high and low price of the Company's common stock on the Electronic Bulletin Board for the period from September 11, 2003 through September 17 , 2003.



                     This Form S-8 consists of twelve pages.
                   Exhibits are indexed beginning at page six.

--------------------------------------------------------------------------------

                          PART II. INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

     The following documents heretofore filed by the Company with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated herein by reference:

     (1) The Company's Report on Form 8-K dated June 17, 2003, Form 8-K/A1 and Form 8- K/A2, filed on or about June 18, 2003, June 23, 2003, and September 2, 2003, respectively;

     (2) The Company's Report on Form 8-K dated September 2, 2003, and Form 8-K/A1 filed on or about September 9, 2003 and September 18, 2003, respectively.

     (3) The Company's Quarterly Report on Form 10-QSB for the six month period ended June 30, 2003, filed with the Commission on August 15, 2003;

     (3) The Company's Quarterly Report on Form 10-QSB for the three month period ended March 31, 2003, filed with the Commission on May 15, 2003;

     (4) The Company's Transition Report on Form 10-KSB for the transition period from June 1, 2002 to December 31, 2002, filed with the Commission on March 26, 2003; and

     (5) All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities than remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated hereby by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by referenced herein modifies or supersedes such statement.

ITEM 4. Description of Securities.

     The Common Stock of the Company is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5. Interests of Named Experts and Counsel.

     None.

ITEM 6. Indemnification of Directors and Officers.

     The Company's Articles of Incorporation, as amended, provides for the indemnification of the Company's officers and directors to the fullest extent not prohibited by law.

     Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors of the Company in the future, the Company understands that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification for such liabilities (other than the payment by the Company of expenses paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by an officer or director for liabilities arising under the Act, the Company will (unless the question has already been determined by a precedent deemed to be controlling), submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7. Exemption from Registration Claimed.

     Not Applicable.

ITEM 8. Exhibits.

     The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

Exhibit No.
-----------

    5.1     Opinion of Andrew I. Telsey, P.C.

   10.1     Retainer Agreement with Ari Markow, Esq.

   23.1 The consent of Andrew I. Telsey, P.C., counsel for the Company, to the use of their opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such firm in this Registration Statement is contained in such opinion filed as Exhibit 5.1 to this Registration Statement.

   23.2 Consent of Singer Lewak Greenbaum & Goldstein LLP, independent auditors.

   23.3     Consent of Grant Thornton LLP, independent auditors.

ITEM 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising out of the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brea, State of California, on September 26, 2003.

                                         NORTHWEST GOLD, INC.



                                         By:  s/Jim LaVoie
                                            ------------------------------------
                                            Jim LaVoie, President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                                Signatures and Capacities:


Dated: September 26, 2003                     By:  s/Jim LaVoie
                                                 -------------------------------
                                                 Jim LaVoie, Director


Dated: September 26, 2003                     By:  s/David Ahn
                                                 -------------------------------
                                                 David Ahn, Director


Dated: September 26, 2003                     By:  s/Andrew Park
                                                 -------------------------------
                                                 Andrew Park, Director

                                  EXHIBIT INDEX

     The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

Exhibit No.                                                                 Page
-----------                                                                 ----

    5.1     Opinion of Andrew I. Telsey, P.C. regarding legality of the
            securities covered by this Registration Statement.                 7

   10.1     Retainer Agreement with Ari Markow, Esq.                           8

   23.1     The consent of Andrew I. Telsey, P.C., legal counsel for the
            Company to the use of their opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such firm in this Registration Statement is contained in such opinion filed as Exhibit 5.1 to this
            Registration Statement.                                            7

   23.2     Consent of Singer Lewak Greenbaum & Goldstein LLP,
            independent auditors.                                             11

   23.3     Consent of Grant Thornton LLP, independent auditors               12



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